Calculation of Filing Fee Tables
S-1
Harbour Island Acquisition Corp. I
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one redeemable warrant	Other	11,500,000	$ 10.00	$ 115,000,000.00		$ 15,881.50
Fees Previously Paid	2	Equity	Class A ordinary shares included as part of the units	Other	11,500,000		$ 0.00		$ 0.00
Fees Previously Paid	3	Equity	Redeemable warrants included as part of the units	Other	5,750,000		$ 0.00		$ 0.00
Fees Previously Paid	4	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	Other	5,750,000	$ 11.50	$ 66,125,000.00		$ 5,752.88
Fees Previously Paid	5	Equity	Redeemable warrants included as part of the units	Other	5,750,000		$ 0.00		$ 0.00
Fees Previously Paid	6	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	Other	5,750,000	$ 11.50	$ 66,125,000.00		$ 9,131.86
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 247,250,000.00		$ 30,766.24
			Total Fees Previously Paid:						$ 30,766.24
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. The registrant previously registered (i) 11,500,000 units, each consisting of one Class A ordinary share, $0.0001 par value, and one whole redeemable warrant, (ii) the 11,500,000 Class A ordinary shares and 5,750,000 redeemable warrants included as part of such units and (iii) 5,750,000 Class A ordinary shares underlying such redeemable warrants, and paid the related registration fee of $25,013.36 in connection with the initial filing of this registration statement on September 9, 2026. The registrant registered an additional 5,750,000 additional redeemable warrants included as part of the units, reflecting the increase in the number of redeemable warrants included in each unit, and includes 750,000 additional redeemable warrants (which included as part of the 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any) and paid an additional registration fee of $5,752.88 in connection with the filing of an amended registration statement on October 7, 2026 The registrant has subsequently reduced the number of units being offered to 9,200,000 units (including 1,200,000 units subject to the underwriter's over-allotment option).

[2]	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[3]	Represents 5,750,000 additional redeemable warrants included as part of the units, reflecting the increase in the number of redeemable warrants included in each unit, and includes 750,000 additional redeemable warrants included as part of the 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[4]	Represents 5,750,000 additional Class A ordinary shares underlying the 5,750,000 additional redeemable warrants described in note (1). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[5]	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[6]	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date